UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549



__________



FORM 8-K



CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934





Date of report (Date of earliest event reported):     Commission File Number
March 3, 1994                                         1-8233





                                   USF&G CORPORATION
                  (Exact Name of Registrant as Specified in Charter)



Maryland                                     52-1220567
(State or Other Jurisdiction                 (IRS Employer Identification No.)
of Incorporation)





100 Light Street, Baltimore, Maryland  21202
(Address of Principal Executive Offices)


(410) 547-3000
(Registrant's telephone number, including area code)


                                  USF&G CORPORATION
                                       FORM 8-K
                                ______________________


Item 5. Other Events.

     USF&G Corporation (the "Corporation") today completed the sale of $245,000,000 principal amount at maturity of Zero Coupon Convertible Subordinated Notes due 2009. The Notes were issued at an issue price of $512.98 per $1,000 principal amount at maturity, which represents a yield to maturity of 4.5% per annum. Each Note in the principal amount of $1,000 at maturity is convertible at the option of the holder at any time on or prior to maturity (unless previously redeemed or purchased) into Common Stock of the Corporation at a conversion rate of 29.499 shares per Note, representing an effective initial conversion price of $17.39 per share, based on the issue price of $512.98 per Note.

     The proceeds of the offering, approximating $121,900,000 after underwriting fees and estimated expenses, will be used to redeem the $99,000,000 outstanding principal amount of the Corporation's 8 7/8% Notes due 1996 and to retire other existing indebtedness of the Corporation. The form of the Zero Coupon Convertible Subordinated Note due 2009 is attached hereto as Exhibit 4.


                             USF&G CORPORATION
                                 FORM 8-K
                           ______________________

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form
8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                              USF&G CORPORATION


                                          By: DAN L. HALE
                                              Dan L. Hale
                                              Executive Vice President, Chief
                                              Financial Officer and Principal
                                              Accounting Officer
March 3, 1994



                          INDEX TO EXHIBITS TO CURRENT
                               REPORT ON FORM 8-K



Exhibit 4               Form of Zero Coupon Convertible
                        Subordinated Note due 2009